As filed with the Securities and Exchange Commission on January 23, 1997
                                                 Registration No. 33-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                GKN HOLDING CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                                          13-3414302
   (State or Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                                   61 BROADWAY
                            NEW YORK, NEW YORK 10006
                    (Address of principal executive offices)


                          1991 EMPLOYEE INCENTIVE PLAN

                                       AND

                          OTHER EMPLOYEE BENEFIT PLANS

                            (Full title of the Plans)

                                 PETER R. KENT,
               Chief Operating Officer and Chief Financial Officer
                                GKN Holding Corp.
                                   61 Broadway
                            New York, New York 10006
                                 (212) 509-3800
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800


                         CALCULATION OF REGISTRATION FEE


                                                                    Proposed               Proposed
                                                                    maximum                 maximum
        Title of Securities               Amount to be           offering price            aggregate              Amount of
          to be registered                 registered              per share            offering price         registration fee
====================================  =====================  ======================  =====================  ======================
Common Stock issuable upon exercise       168,000 shares             $2.20                 $369,600
of options granted and outstanding        420,366 shares             $4.50                1,891,647
under the Registrant's 1991 Employee       40,000 shares             $4.95                  198,000
Incentive Plan ("1991 Plan")               20,000 shares             $5.00                  100,000
                                          316,043 shares             $6.00                1,896,258
                                           12,500 shares             $6.13                   76,563
                                         ---------------                                  ----------

                                          976,909 shares              (1)                $4,532,068(2)             $1,373.22
Common Stock issuable upon exercise
of options which may be granted
under the 1991 Plan                    4,023,091  shares             $6.00              $24,138,546                $7,313.98
Common Stock issuable upon exercise
of options and other stock-based
awards granted and outstanding under
other employee benefit plans
("Benefit Plans")                          20,000 shares            $6.00(5)               $120,000(6)            $    36.36

                                                              TOTAL                     $28,790,614                $8,723.56
====================================                                                 =====================  ======================
(Footnotes begin on next page)







---------------------------------------

(Footnotes to chart on previous page)


(1) Represents the exercise prices payable for the 976,909 shares that may be acquired pursuant to outstanding options granted pursuant to the 1991 Plan.

(2) Represents the aggregate of the exercise prices multiplied by the respective number of options outstanding pursuant to the 1991 Plan.

(3) Based upon the last sale price of the Common Stock, as reported by Nasdaq, on January 22, 1997, in accordance with Rule 457(c) and Rule 457(h) (1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(4) The proposed maximum aggregate offering price is the product of the proposed maximum offering price per share referenced in footnote (3) above, as multiplied by the maximum number of securities issuable under the 1991 Plan.

(5) Represents the exercise price payable for the shares of Common Stock acquirable under outstanding options granted pursuant to Benefit Plans.

(6) The proposed maximum aggregate offering price is the sum of the exercise prices of the options granted under Benefit Plans, in accordance with Rule 457(h) under the Securities Act.

                              ---------------------


         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

         The Registration Statement, including all exhibits and attachments, contains 17 pages. The Exhibit Index may be found on page 9 of the consecutively numbered pages of the Registration Statement.

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Plan Annual Information *












          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission ("Commission") are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest prospectus dated July 30, 1996 filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year, ending January 31, 1996, for which such statements have been filed.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 1996 and October 31, 1996 and Current Report on Form 8-K dated January 16, 1997, filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act");

         (c) The description of the Registrant's common stock par value $.0001 per share ("Common Stock") contained in the
                  Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudicate of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify him against liability under
Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 7.5 of the Registrant's By-Laws and Article Ninth of its Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended.

         The Registrant has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law. The indemnification agreements also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the Registrant.

         The Registrant currently provides liability insurance for each director and certain officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         Article   Eighth   of  the   Registrant's   Restated   Certificate   of
Incorporation eliminates the personal liability of the directors of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

      Exhibit No.                   Description

         4.1                        1991 Employee Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.17 from Amendment No. 1 to the
                                    Registrant's Registration Statement on Form S-1, File No. 333-
                                    05273 ("Registration Statement"))

         4.2                        Stock Option Agreement for the purchase of 10,000 shares
                                    between the Registrant and Arnold B. Pollard

         4.3                        Stock Option Agreement for the purchase of 10,000 shares
                                    between the Registrant and John P. Margaritis

         5.1                        Opinion of Graubard Mollen & Miller

         23.1                       Consent of KPMG Peat Marwick LLP, independent accountants for
                                    Registrant

         23.2                       Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of January 1997.

                                                     GKN HOLDING CORP.

                                                   By: /s/ Peter R. Kent
                                                      ---------------------
                                                          Peter R. Kent
                                                   Chief Operating Officer and
                                                      Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Nussbaum and Peter M. Kent his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David M. Nussbaum                     Chairman of the Board and Chief                     January 22, 1997
--------------------------                Executive Officer
David M. Nussbaum                         (and Principal Executive
                                          Officer)

/s/ Roger N. Gladstone                    President and Director                              January 22, 1997
---------------------------
Roger N. Gladstone

/s/ Peter R. Kent                         Chief Operating Officer, Chief                      January 22, 1997
---------------------------               Financial Officer and Director
Peter R. Kent                             (and Principal Accounting
                                           and Financial Officer)

/s/ Lester Rosenkrantz                    Executive Vice President and                        January 22, 1997
----------------------------              Director
Lester Rosenkrantz

/s/ John P. Margaritis                    Director                                            January 22, 1997
------------------------------
John P. Margaritis

/s/ Arnold B. Pollard                     Director                                            January 22, 1997
-------------------------------
Arnold B. Pollard

/s/ James Krantz                          Director                                            January 22, 1997
-------------------------------
James Krantz

                                  EXHIBIT INDEX


Exhibit No.                Description                                                                  Page

4.1                        1991 Employee Incentive Plan (incorporated by reference
                           to Exhibit 10.17 from Amendment No. 1 to the Registrant's
                           Registration Statement on Form S-1, File No. 333-05273
                           ("Registration Statement"))

4.2                        Stock Option Agreement for the purchase
                           of 10,000 shares between the Registrant
                           and Arnold B. Pollard                                                         10

4.3                        Stock Option Agreement for the purchase
                           of 10,000 shares between the Registrant
                           and John P. Margaritis                                                        13

5.1                        Opinion of Graubard Mollen & Miller                                           16

23.1                       Consent of KMPG Peat Marwick LLP, independent
                           accountants for Registrant                                                    17

23.2                       Consent of Graubard Mollen & Miller
                           (included in Exhibit 5.1)